MERCANTILE BANKSHARES CORPORATION

THIRD QUARTER REPORT

1994

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1994


TO OUR SHAREHOLDERS:

Net income per share for the three months ended September 30, 1994 increased 11.1% to $.50 compared to $.45 for the same period last year. For the first nine months of 1994 net income was $1.43 per share, an increase of 6.7% over the $1.34 per share for the comparable period in 1993.

  At September 30, 1994, total assets were $5,625,615,000, an increase of 1.4% over the $5,547,175,000 at September 30, 1993 and total stockholders' equity was $690,346,000, an increase of 7.6% over the comparable amount last year. For more detailed analyses of quarterly results, please see Management's Discussion on page 8.

  The following key ratios are generally considered measures of earnings and financial strength. The annualized return on average total assets was 1.6% and the annualized return on average equity was 13.0% for the first nine months of 1994. Average equity as a percentage of average total assets was 12.2%. The allowance for loan losses was 2.5% of total loans at the end of the quarter.

                      H. Furlong Baldwin

                      Chairman of the Board

   Two Hopkins Plaza/P.O. Box 1477/Baltimore, Maryland 21203/(410)237-5900

                                   CONTENTS

Principal Affiliates .................................              2
Consolidated Financial Summary .......................              3
Consolidated Balance Sheets ..........................              4
Statement of Consolidated Income .....................              5
Statement of Consolidated Cash Flows .................              6
Statement of Changes in Consolidated
Stockholders' Equity .................................              7
Notes to Consolidated Financial
Statements ...........................................              7
Management's Discussion and Analysis of
Financial Condition and Results
of Operations ........................................              8
Officers and Directors ...............................             10
Corporate Information ................................             11

PRINCIPAL AFFILIATES                   (see APPENDIX)


 1. THE ANNAPOLIS
    BANKING AND
    TRUST CO.

    Robert E. Henel, Jr.,
    President and CEO
    Main Street & Church
    Circle
    Annapolis, Md. 21401
    410/268-3366

 2. BALTIMORE
    TRUST CO.

    Robert E. Dickerson,
    President and CEO
    One West Church Street
    Selbyville, De. 19975
    302/436-8236

 3. BANK OF SOUTHERN
    MARYLAND

    Wesley E. Hughes, Jr.,
    President and CEO
    304 Charles Street
    LaPlata, Md. 20646
    301/934-1000

 4. CALVERT BANK AND
    TRUST CO.

    Harold J. Kahl,
    Chairman, President and CEO
    Calvert Village
    Shopping Center
    P.O. Box 590
    Prince Frederick, Md.  20678
    410/535-3535

 5. THE CHESTERTOWN
    BANK OF
    MARYLAND

    R. Raymond Tarrach,
    President and CEO
    211 High Street
    Chestertown, Md. 21620
    410/778-2400

 6. THE CITIZENS
    NATIONAL BANK

    Martin A. Sharpless,
    President and CEO
    Fourth & Main Streets
    Laurel, Md. 20707
    301/725-3100

 7. COUNTY BANKING
    & TRUST CO.

    S. Dell Foxx,
    President and CEO
    123 North Street
    P.O. Box 100
    Elkton, Md. 21921
    410/398-2600

 8. THE EASTVILLE BANK

    Robert L. Simpson,
    President and CEO
    16485 Lankford Highway
    P.O. Box 7
    Eastville, Va. 23347
    804/678-5187

 9. FARMERS &
    MERCHANTS BANK--
    EASTERN SHORE

    H. B. Rew, Jr.,
    President and CEO
    25275 Lankford Highway
    P.O. Box 623
    Onley, Va. 23418
    804/787-4111

10. THE FIDELITY BANK

    C. Joseph Cunningham, III,
    President and CEO
    59 East Main Street
    Frostburg, Md. 21532
    301/689-1111

11. THE FIRST NATIONAL
    BANK OF ST. MARY'S

    John A. Candela,
    President and CEO
    5 East Park Avenue
    P.O. Box 655
    Leonardtown, Md.  20650
    301/475-8081

12. THE FOREST HILL
    STATE BANK

    Paul E. Peak,
    President and CEO
    130 South Bond Street
    Bel Air, Md. 21014
    410/838-6131

13. FREDERICKTOWN
    BANK & TRUST CO.

    Robert E. Gearinger,
    Chairman and CEO
    30 North Market Street
    Frederick, Md. 21701
    301/662-8231

14. MERCANTILE-SAFE
    DEPOSIT &
    TRUST CO.

    H. Furlong Baldwin,
    Chairman and CEO
    2 Hopkins Plaza
    Baltimore, Md. 21201
    410/237-5900

15. PENINSULA BANK

    Jeffrey F. Turner,
    President and CEO
    11738 Somerset
    Avenue
    P.O. Box 219
    Princess Anne, Md. 21853
    410/651-2400

16. THE PEOPLES BANK
    OF MARYLAND

    Jeffrey N. Heflebower,
    President and CEO
    205 Market Street
    Denton, Md. 21629
    410/479-2600

17. POTOMAC VALLEY
    BANK

    Kenneth C. Cook,
    President and CEO
    702 Russell Avenue
    Gaithersburg, Md.  20877
    301/963-7600

18. ST. MICHAELS BANK

    William W. Duncan, Jr.,
    President and CEO
    213 Talbot Street
    P.O. Box 70
    St. Michaels, Md. 21663
    410/745-5091

19. WESTMINSTER BANK
    AND TRUST CO.

    Ferdinand A. Ruppel, Jr.,
    President and CEO
    71 East Main Street
    Westminster, Md. 21157
    410/848-9300

- -------------------------------
MERCANTILE
MORTGAGE
CORPORATION

Paul W. Parks,
President and CEO
200 East Redwood
Street
Baltimore, Md. 21202
410/347-8940



CONSOLIDATED FINANCIAL SUMMARY

                                                     For the 9 Months Ended            For the 3 Months Ended
                                                          September 30,                     September 30,
(Dollars in thousands, except per                                      % Increase                                % Increase
share data)                                  1994         1993         (Decrease)      1994         1993          (Decrease)
- -----------------------------------------------------------------------------------------------------------------------------------
OPERATING RESULTS
Net interest income ..................     $186,558     $177,456            5%        $65,531      $59,808           10%
Net interest income--
  taxable equivalent .................      188,896      180,091            5          66,336       60,740            9
Provision for loan losses ............        4,560        9,472          (52)          1,558        2,257          (31)
Net income                                   65,597       61,486            7          23,024       20,580           12
                                         ------------------------------------------------------------------------------------------
PER COMMON SHARE DATA
Net income ...........................       $ 1.43       $ 1.34            7%          $ .50        $ .45           11%
Dividends paid .......................          .54          .47           15             .20          .17           18
Book value at period end .............        15.05        13.95            8
Market value at period end ...........       22 1/8       20 7/8            6
Market range:
  High ...............................       23 1/8       23 7/8           (3)         23 1/8       21 1/8            9
  Low ................................       17 3/4       19 3/8           (8)         19 1/2       19 7/8           (2)
                                         ------------------------------------------------------------------------------------------
AVERAGE CONSOLIDATED BALANCE SHEETS
Total loans ..........................   $3,588,900   $3,506,900            2%     $3,635,900   $3,515,700            3%
Total earning assets .................    5,248,800    5,069,200            4       5,277,900    5,162,700            2
Total assets .........................    5,552,700    5,377,300            3       5,586,100    5,474,300            2
Total deposits .......................    4,476,200    4,396,300            2       4,515,700    4,451,400            1
Stockholders' equity .................      676,500      623,600            8         690,100      637,600            8
                                         ------------------------------------------------------------------------------------------
RATIOS (Net income annualized)
Return on average assets .............         1.58%        1.53%           3%           1.64%        1.49%          10%
Return on average equity .............        12.96        13.18           (2)          13.24        12.81            3
Average equity to average assets .....        12.18        11.60            5           12.35        11.65            6
Net interest rate spread--taxable
  equivalent .........................         4.02         3.96            2            4.15         3.88            7
Effect of noninterest-bearing funds--
  taxable equivalent .................          .79          .79                          .84          .79            6
Net interest margin on earning
  assets--taxable equivalent .........         4.81         4.75            1            4.99         4.67            7
Provision for loan losses (annualized)
  to period end loans ................          .17          .36          (53)            .17          .25          (32)
Net charge-offs (annualized) to
  period end loans ...................          .07          .28          (75)            .07          .09          (22)
Non-performing loans to period end
  loans ..............................         1.24         1.84          (33)
Allowance for loan losses to period
  end loans ..........................         2.52         2.54           (1)
Allowance for loan losses to
  non-performing loans ...............       203.85       138.24           47
Other real estate owned to period
  end loans and OREO .................          .46          .60          (23)
Non-performing assets to period
  end loans and OREO .................         1.69         2.43          (30)
                                         ------------------------------------------------------------------------------------------

See notes to consolidated financial statements

                         CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except per share     SEPTEMBER 30,      December 31,
data)                                            1994              1993
- ---------------------------------------------------------------------------
ASSETS
Cash and due from banks ..................     $ 218,487         $ 161,526
Interest-bearing deposits in other banks .           350               600
Investment securities:
    U.S. Treasury and government agencies
      Held-to-maturity--market value of
      $1,230,590 (1994) and $1,700,347
      (1993) .............................     1,254,134         1,676,498
      Available-for-sale at fair value ...       339,978
    States and political subdivisions
      Held-to-maturity--market value of
      $2,398 (1994) and $3,633 (1993) ....         2,345             3,498
    Other investments
      Held-to-maturity--market value of
      $5,127 (1994) and $7,074 (1993) ....         4,486             4,422
      Available-for-sale at fair value ...         3,484
                                           -------------     -------------
          Total investment securities ....     1,604,427         1,684,418
                                           -------------     -------------
Federal funds sold ......................          1,350               550
Loans ....................................     3,673,350         3,577,420
Less: allowance for loan losses ..........       (92,591)          (89,827)
                                           -------------     -------------
          Loans, net .....................     3,580,759         3,487,593
                                           -------------     -------------
Bank premises and equipment, less
  accumulated depreciation of
  $67,399 (1994) and $59,937 (1993) ......        69,148            67,940
Other real estate owned ..................        16,916            21,163
Excess cost over equity in affiliated
  banks, net .............................        19,145            19,993
Other assets .............................       115,033           110,225
                                           -------------     -------------
          Total assets ...................    $5,625,615        $5,554,008
                                           =============     =============

LIABILITIES

Deposits:
    Noninterest-bearing deposits .........     $ 880,777         $ 914,773
    Interest-bearing deposits ............     3,666,615         3,609,191
                                           -------------     -------------
          Total deposits .................     4,547,392         4,523,964
Short-term borrowings ....................       303,034           292,096
Accrued expenses and other liabilities ...        53,148            50,702
Long-term debt ...........................        31,695            32,350
                                           -------------     -------------
          Total liabilities ..............     4,935,269         4,899,112
                                           -------------     -------------

STOCKHOLDERS' EQUITY

Preferred stock, no par value; authorized
2,000,000 shares; issued and
  outstanding--None
Common stock, $2 par value; authorized
67,000,000 shares;
  issued 45,885,310 shares in 1994 and
  45,997,159 shares in 1993 ..............        91,771            91,994
Capital surplus ..........................        25,466            29,230
Retained earnings ........................       574,498           533,672
Unrealized gains (losses) on securities ..        (1,389)
                                           -------------     -------------
          Total stockholders' equity .....       690,346           654,896
                                           -------------     -------------
             Total liabilities and
               stockholders' equity ......    $5,625,615        $5,554,008
                                           =============     =============

[FN]
See notes to consolidated financial statements

                       STATEMENT OF CONSOLIDATED INCOME


                                                 For the 9 Months Ended                     For the 3 Months Ended
(Dollars in thousands, except per share              September 30,                               September 30,
data)                                       1994                        1993            1994                        1993
- -----------------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
Interest and fees on loans .................        $220,548              $213,263               $78,448               $71,671
                                               -------------         -------------         -------------         -------------
Interest and dividends on investment
  securities:
  Taxable interest income ..................          63,214                62,810                20,831                20,867
  Tax-exempt interest income                             126                   242                    38                    67
  Dividends ................................             228                   217                    95                    68
Other investment income ....................              15                    19                     6                     6
                                               -------------         -------------         -------------         -------------
                                                      63,583                63,288                20,970                21,008
                                               -------------         -------------         -------------         -------------
Other interest income ......................             403                 1,288                   179                   741
                                               -------------         -------------         -------------         -------------
          Total interest income ............         284,534               277,839                99,597                93,420
                                               -------------         -------------         -------------         -------------
INTEREST EXPENSE
Interest on deposits .......................          88,114                93,503                30,540                31,049
Interest on short-term borrowings ..........           8,263                 5,881                 2,996                 2,091
Interest on long-term debt .................           1,599                   999                   530                   472
                                               -------------         -------------         -------------         -------------
          Total interest expense ...........          97,976               100,383                34,066                33,612
                                               -------------         -------------         -------------         -------------
NET INTEREST INCOME ........................         186,558               177,456                65,531                59,808
Provision for loan losses ..................           4,560                 9,472                 1,558                 2,257
                                               -------------         -------------         -------------         -------------
NET INTEREST INCOME AFTER PROVISION FOR LOAN
LOSSES .....................................         181,998               167,984                63,973                57,551
                                               -------------         -------------         -------------         -------------
NONINTEREST INCOME
Trust division services ....................          32,293                30,174                10,631                10,257
Rental income ..............................           6,365                 5,249                 2,086                 1,703
Service charges on deposit accounts ........          10,959                11,507                 3,682                 3,905
Other fees .................................          15,675                13,636                 6,237                 4,839
Investment securities gains and (losses) ...          (1,257)                 (224)               (1,071)                  (68)
Other income ...............................           4,453                 1,455                   311                   494
                                               -------------         -------------         -------------         -------------
          Total noninterest income .........          68,488                61,797                21,876                21,130
                                               -------------         -------------         -------------         -------------
NONINTEREST EXPENSES
Salaries ...................................          62,683                59,187                21,545                20,031
Employee benefits ..........................          17,456                15,855                 5,523                 5,282
Net occupancy expense of bank premises .....          13,042                11,643                 4,438                 4,094
Furniture and equipment expenses ...........           9,768                 9,081                 3,337                 3,096
Communications and supplies ................           6,576                 6,728                 2,035                 2,240
FDIC insurance premium expense .............           7,837                 7,654                 2,608                 2,543
Other expenses .............................          26,213                18,584                 9,171                 6,635
                                               -------------         -------------         -------------         -------------
          Total noninterest expenses .......         143,575               128,732                48,657                43,921
                                               -------------         -------------         -------------         -------------
Income before income taxes .................         106,911               101,049                37,192                34,760
Applicable income taxes ....................          41,314                39,563                14,168                14,180
                                               -------------         -------------         -------------         -------------
NET INCOME .................................        $ 65,597              $ 61,486               $23,024               $20,580
                                               =============         =============         =============         =============
NET INCOME PER SHARE OF COMMON STOCK (2) ...           $1.43                 $1.34                  $.50                  $.45
                                               =============         =============         =============         =============

See notes to consolidated financial statements

                     STATEMENT OF CONSOLIDATED CASH FLOWS

Increase (decrease) in cash and cash            For the 9 Months Ended
  equivalents                                        September 30,
(Dollars in thousands)                            1994           1993
- ------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Interest and fees on loans ...............     $ 217,361         $ 212,929
Interest and dividends on investment
  securities .............................        63,146            62,526
Other interest income ....................           514             1,171
Noninterest income .......................        70,169            62,268
Interest paid ............................       (98,695)         (101,975)
Noninterest expenses paid ................      (128,240)         (116,404)
Income taxes paid ........................       (43,513)          (38,529)
                                           -------------     -------------
          Net cash provided by operating
            activities ...................        80,742            81,986
                                           -------------     -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales of investment
  securities held-to-maturity ............                           3,006
Proceeds from maturities of investment
  securities held-to-maturity ............       197,895           207,366
Proceeds from sales of investment
  securities available-for-sale ..........       191,151
Proceeds from maturities of investment
  securities available-for-sale ..........        42,346
Purchase of investment securities held-to-
  maturity ...............................      (230,639)         (332,496)
Purchase of investment securities
  available-for-sale .....................      (124,330)
Net increase in customer loans ...........       (98,045)          (72,394)
Capital expenditures .....................        (6,562)           (5,633)
                                           -------------     -------------
          Net cash used in investing
            activities ...................       (28,184)         (200,151)
                                           -------------     -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
Net decrease in noninterest-bearing
  deposits ...............................       (33,996)          (22,702)
Net increase (decrease) in NOW and savings
  accounts ...............................       (36,483)           67,302
Net increase (decrease) in certificates of
  deposit ................................        93,907           (66,947)
Net increase in short-term borrowings ....        10,938            46,371
Proceeds from issuance of long-term debt .                          24,000
Repayment of long-term debt ..............          (655)           (6,538)
Proceeds from issuance of shares .........         6,365             3,391
Repurchase of common shares ..............       (10,352)
Dividends paid ...........................       (24,771)          (21,566)
                                           -------------     -------------
          Net cash provided by financing
            activities ...................         4,953            23,311
                                           -------------     -------------
Net increase (decrease) in cash and cash
  equivalents ............................        57,511           (94,854)
Cash and cash equivalents at beginning of
  period .................................       162,676           334,716
                                           -------------     -------------
Cash and cash equivalents at end of period
  ........................................     $ 220,187         $ 239,862
                                           =============     =============

Reconciliation of net income to net cash         For the 9 Months Ended
  provided by operating activities                    September 30,
(Dollars in thousands)                            1994              1993
- -----------------------------------------------------------------------------
Net income ...............................       $65,597           $61,486
                                           -------------     -------------
Adjustments to reconcile net income to net
    cash provided by operating activities:
  Depreciation and amortization ..........         5,354             5,078
  Provision for loan losses ..............         4,560             9,472
  Write-down of other real estate owned ..         4,566               109
  Investment securities (gains) and losses
  ........................................         1,257               224
  Amortization of excess cost over equity
  in affiliates ..........................           848               848
  Increase in interest receivable ........        (3,513)           (1,213)
  Decrease in other receivables ..........           424               247
  (Increase) decrease in other assets ....        (1,719)            3,298
  Decrease in interest payable ...........          (719)           (1,592)
  Increase in accrued expenses ...........         6,286             2,995
  Increase (decrease) in taxes payable ...        (2,199)            1,034
                                           -------------     -------------
          Total adjustments ..............        15,145            20,500
                                           -------------     -------------
Net cash provided by operating activities        $80,742           $81,986
                                           =============     =============
[FN]
See notes to consolidated financial statements

          STATEMENT OF CHANGES IN CONSOLIDATED STOCKHOLDERS' EQUITY
               FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1994 AND 1993

                                                                                                                    Unrealized Gains
(Dollars in thousands, except per share                                                                                (Losses) on
data)                                            Common Stock        Capital Surplus      Retained Earnings             Securities
- -----------------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1992 .............            $61,035                $56,452               $480,641
Net income .............................                                                           61,486
Cash dividends paid:
  Common stock ($.47 per share) ........                                                          (21,566)
Issuance of 47,535 shares for dividend
  reinvestment and stock purchase plan .                 95                  1,363
Issuance of 3,963 shares under exercise
  of stock appreciation rights .........                  8                    123
Issuance of 8,658 shares for employee
  stock purchase dividend reinvestment
  plan .................................                 18                    257
Issuance of 73,633 shares for employee
  stock option plan ....................                147                  1,427
Issuance of 15,323,429 shares for a
three-for-two
  stock dividend .......................             30,647                (30,694)
                                              -------------          -------------          -------------
BALANCE, SEPTEMBER 30, 1993 ............            $91,950                $28,928               $520,561
                                              =============          =============          =============
BALANCE, DECEMBER 31, 1993 .............            $91,994                $29,230               $533,672
Unrealized gains (losses) on securities
  at January 1, 1994 ...................                                                                                $  1,105
Net income .............................                                                           65,597
Cash dividends paid:
  Common stock ($.54 per share) ........                                                          (24,771)
Issuance of 89,608 shares for dividend
  reinvestment and stock purchase plan .                179                  1,539
Issuance of 16,853 shares for employee
  stock purchase dividend reinvestment
  plan .................................                 34                    300
Issuance of 301,690 shares for employee
  stock option plan ....................                604                  3,709
Purchase of 520,000 shares under stock
  repurchase plan ......................             (1,040)                (9,312)
Change in unrealized gains (losses) on
  securities ...........................                                                                                  (2,494)
                                              -------------          -------------          -------------          -------------
BALANCE, SEPTEMBER 30, 1994 .....                    $91,771               $25,466               $574,498                $(1,389)
                                              ==============         =============          =============          =============


___________________________________________________________________________________________________________________________________


NOTES

1) The statements include the accounts of the Corporation and all of its affiliates, with all significant intercompany transactions eliminated, and in the opinion of management, include all adjustments necessary for a fair presentation of the results for the interim period. All such adjustments are of a normal recurring nature. Effective with the beginning of the 1994 fiscal year, the Corporation adopted the provisions of FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities. Implementation of this pronouncement did not have a material effect on the financial statements of the Company. In view of the changing conditions in the national economy, the effect of actions taken by regulatory authorities and normal seasonal factors, the results for the interim period are not necessarily indicative of annual performance. Previously reported average loan balances have been reclassified to conform to the 1994 presentation.

2) Year to date per share amounts are based on the weighted average number of common shares outstanding during the period or 45,943,764 shares for 1994 and 45,872,521 shares for 1993.

                   MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Net income per share for the three months ended September 30, 1994 increased 11% to $.50 compared to $.45 for the same period in 1993. Net income per share for the first three quarters of 1994 was $1.43, an increase of 7% over the $1.34 per share for the comparable period last year. Year to date per share amounts are based on the weighted average number of common shares outstanding of 45,943,764 for 1994 and 45,872,521 for 1993.

  Net interest income for the first nine months of 1994 was 5% higher than the amount for the comparable period in 1993 due to an increase of 4% in average earning assets and a slight increase in net interest margin on earning assets. Total noninterest income increased 11% primarily due to the first quarter sale of an asset at a gain of $3,137,000 which is included in other income. Total noninterest expenses, excluding the provision for loan losses, for the first three quarters of 1994 increased 12% over the comparable period in 1993 largely due to a $4,457,000 increase in charges for reserves against the carrying value of other real estate owned which is included in other expenses. The provision for loan losses for the first nine months of 1994 was $4,560,000 compared to $9,472,000 for the same period of 1993.

  During the quarter ended September 30, 1994, non-performing assets decreased $8,652,000 to $62,337,000. Non-performing loans, one of the components of non-performing assets, decreased $7,719,000 and other real estate owned, the other component, decreased $933,000. Net charge-offs were $633,000 in the third quarter of 1994 and $786,000 in the comparable quarter of 1993. The allowance for loan losses was $92,591,000 at September 30, 1994 or 204% of non-performing loans.

  Average total deposits for the first nine months were $4,476,200,000, up 2% over the $4,396,300,000 for the comparable period in 1993. Average total loans for the first nine months of 1994 were $3,588,900,000 which was 2% higher than in 1993.


ANALYSIS OF INTEREST RATES AND INTEREST DIFFERENTIALS

The following table presents the distribution of the average consolidated balance sheets, interest income/expense and annualized yields earned and rates paid through the first nine months of the year.

                                                            1994                                            1993
                                            ----------------------------------------        ---------------------------------------
                                            Average        Income*/         Yield*/         Average        Income*/         Yield*/
(Dollars in thousands)                      Balance         Expense          Rate           Balance         Expense          Rate
- -----------------------------------------------------------------------------------------------------------------------------------
Earning assets
  Loans:
    Commercial .......................   $1,215,200        $ 71,788             7.9  %   $1,158,200        $ 65,136             7.5%
    Mortgage and construction ........    1,917,400         121,751             8.5       1,861,500        118, 789             8.5
    Consumer .........................      456,300          29,214             8.6         487,200          31,747             8.7
                                      -------------   -------------                   -------------   -------------
        Total loans ..................    3,588,900         222,753             8.3       3,506,900         215,672             8.2
                                      -------------   -------------                   -------------   -------------
  Federal funds sold .................       11,600             348             4.0          34,500             754             2.9
     Securities purchased under resale
       agreements ....................          300               7             3.1          20,400            482              3.2
Securities:
  Taxable securities
      U.S. Treasury securities .......    1,638,600          63,185             5.2       1,494,300          62,662             5.6
      U.S. Agency securities .........          400              29             9.7           2,400             148             8.2
      Other stocks and bonds .........        5,700             303             7.1           4,800             321             8.9
  Tax-exempt securities
      States and political
        subdivisions .................        2,700             199             9.9           5,000             383            10.2
                                      -------------   -------------                   -------------   -------------
        Total securities .............    1,647,400          63,716             5.2       1,506,500          63,514             5.6
                                      -------------   -------------                   -------------   -------------
    Interest-bearing deposits in other
      banks ..........................          600              48            10.7             900              52             7.7
                                      -------------   -------------                   -------------   -------------
        Total earning assets .........    5,248,800         286,872             7.3       5,069,200         280,474             7.4
Cash and due from banks ..............      185,600                                         186,300
Bank premises and equipment, net .....       68,400                                          65,300
Other assets .........................      141,500                                         146,500
Less: allowance for loan losses ......      (91,600)                                        (90,000)
                                      -------------                                   -------------
        Total assets .................   $5,552,700                                      $5,377,300
                                      =============                                   ==============
Interest-bearing liabilities
  Deposits:
    Savings deposits .................   $2,325,000          46,059             2.6      $2,275,800          49,441             2.9
    Time deposits ....................    1,307,100          42,055             4.3       1,328,000          44,062             4.4
                                      -------------   -------------                   -------------   -------------
        Total interest-bearing
          deposits ...................    3,632,100          88,114             3.2       3,603,800          93,503             3.5
  Short-term borrowings ..............      313,600           8,263             3.5         286,900           5,881             2.7
  Long-term debt .....................       32,000           1,599             6.7          18,400             999             7.3
                                      -------------   -------------                   -------------   -------------
        Total interest-bearing funds .    3,977,700          97,976             3.3       3,909,100         100,383             3.4
                                                      -------------                                   -------------
Noninterest-bearing deposits .........      844,100                                         792,500
Other liabilities and accrued
  expenses............................       54,400                                          52,100
                                      -------------                                   -------------
        Total liabilities ............    4,876,200                                       4,753,700
Stockholders' equity .................      676,500                                         623,600
                                      -------------                                   -------------
        Total liabilities and
          stockholders' equity ......    $5,552,700                                      $5,377,300
                                      ==============                                  =============
Net interest income ..................                     $188,896                                        $180,091
                                                      =============                                   =============
Net interest rate spread .............                                          4.0%                                            4.0%
Effect of noninterest-bearing funds ..                                           .8                                              .8
                                                                           --------                                        --------
Net interest margin on earning assets                                           4.8%                                            4.8%
                                                                           ========                                        ========
Taxable-equivalent adjustment included
  in:
    Loan income ......................                      $ 2,205                                         $ 2,409
    Investment securities income .....                          133                                             226
                                                      -------------                                   -------------
        Total ........................                      $ 2,338                                         $ 2,635
                                                      =============                                   =============

*Presented on a tax equivalent basis using the statutory federal corporate income tax rate of 35%.

MERCANTILE BANKSHARES CORPORATION

OFFICERS

H. Furlong Baldwin
  Chairman of the Board and Chief Executive Officer
Douglas W. Dodge
  Vice Chairman of the Board
Edward K. Dunn, Jr.
  President
Kenneth A. Bourne, Jr.
  Executive Vice President and Treasurer
Hugh W. Mohler
  Executive Vice President
Jay M. Wilson
  Executive Vice President
John A. O'Connor, Jr.
  Senior Vice President and Secretary
Robert W. Johnson
  Senior Vice President
O. James Talbott, II
  Senior Vice President
Brian B. Topping
  Vice President
Jerry F. Graham
  Vice President and Controller

DIRECTORS

H. Furlong Baldwin
  Chairman of the Board and Chief
  Executive Officer of Mercantile
  Bankshares Corporation and
  Chairman of the Board and Chief
  Executive Officer of Mercantile-
  Safe Deposit & Trust Company
Thomas M. Bancroft, Jr.
  Former Chairman of the Board and
  Chief Executive Officer of The
  New York Racing Association
Richard O. Berndt
  Partner in the law firm of
  Gallagher, Evelius & Jones
James A. Block, M.D.
  President and Chief Executive
  Officer of Johns Hopkins Health
  System and The Johns Hopkins
  Hospital
George L. Bunting, Jr.
  President and Chief Executive
  Officer of Bunting Management
  Group
Douglas W. Dodge
  Vice Chairman of the Board of
  Mercantile Bankshares
  Corporation and President and
  Chief Operating Officer of
  Mercantile-Safe Deposit & Trust
  Company
Edward K. Dunn, Jr.
  President of Mercantile
  Bankshares Corporation and a
  Vice Chairman of the Board of
  Mercantile-Safe Deposit & Trust
  Company
B. Larry Jenkins
  Chairman of the Board, President
  and Chief Executive Officer of
  Monumental Life Insurance
  Company and a Senior Vice
  President of AEGON USA, Inc.
Robert D. Kunisch
  Chairman of the Board, President
  and Chief Executive Officer of
  PHH Corporation
William J. McCarthy
  Principal of William J.
  McCarthy, P.C., a Partner in the
  law firm of Venable, Baetjer and
  Howard
Morris W. Offit
  Chairman of the Board and Chief
  Executive Officer of OFFITBANK
Christian H. Poindexter
  Chairman of the Board and Chief
  Executive Officer of Baltimore
  Gas & Electric Company
William C. Richardson
  President of The Johns Hopkins
  University
Bishop L. Robinson
  Secretary of the Department of
  Public Safety and Correctional
  Services for the State of
  Maryland
Donald J. Shepard
  Chairman of the Board, President
  and Chief Executive Officer of
  AEGON USA, Inc.
Brian B. Topping
  Vice President of Mercantile
  Bankshares Corporation and a
  Vice Chairman of the Board of
  Mercantile-Safe Deposit & Trust
  Company
Calman J. Zamoiski, Jr.
  Chairman of the Board of
  Independent Distributors,
  Incorporated

CORPORATE INFORMATION


STRUCTURE/STRATEGY

Mercantile Bankshares Corporation is a multi-bank holding company with nineteen affiliate banks and a mortgage banking company. Each member bank operates as a community bank, with its own name, management, Board of Directors and tradition of community service.

While operating as a community bank, with a high degree of local autonomy and community identification, each affiliate is able to offer the more sophisticated services and outstanding financial strength of a major banking organization.

Our policy, across the affiliate system, is to establish ongoing customer relationships founded on service and to focus on those particular services we know how to perform well.


PERSONAL BANKING

The banking affiliates of Mercantile Bankshares Corporation have 144 retail banking offices providing personal banking services. Services include deposit vehicles such as checking accounts, NOW accounts, Money Market Deposit Accounts, Certificates of Deposit and Individual Retirement Accounts. Loans are made to individuals to meet a variety of consumer needs.


CORPORATE BANKING

Each of the Corporation's affiliates pursues a commercial banking program serving local businesses. Specialized corporate banking services are centered at Mercantile-Safe Deposit & Trust Company. Corporate banking services include the making of various types of commercial and real estate loans, accepting deposits, cash management and short-term money market investing.


TRUST AND INVESTMENT

The Trust Division of Mercantile-Safe Deposit & Trust Company provides services to individuals, corporations and non-profit institutions. Services for individuals include investment management, estate settlement, living and testamentary trusts and custody of securities. Employee benefit plans, master and directed trusteeship and corporate financial services are provided to businesses. Endowment trusts are managed for non-profit institutions. The Trust Division is also investment advisor to M.S.D.&T. Funds, Inc., which provides a series of open-ended, no-load mutual funds.


MORTGAGE BANKING

Through offices in Maryland and Delaware, Mercantile Mortgage Corporation generates and services real estate mortgage loans and construction loans, as principal and as agent. Residential and commercial real estate appraisals are offered through an appraisal subsidiary.

_______________________________________________________________________________


STOCK INFORMATION

The common stock of Mercantile Bankshares Corporation is traded over-the-counter in the NASDAQ National Market System under the symbol MRBK.


AUTOMATIC DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

Mercantile Bankshares Corporation offers its shareholders of common stock a Plan whereby they may automatically invest their cash dividends in Mercantile stock at a price which is 5% less than the market price on the dividend payment date. Plan participants may also make additional cash payments to purchase stock through the Plan at the market price. Mercantile Bankshares Corporation absorbs all fees and transaction costs. Shareholders who wish to enroll in the Plan should contact the Corporation's Transfer Agent.


DIVIDEND DISBURSING AGENT AND TRANSFER AGENT FOR STOCK

Mercantile-Safe Deposit & Trust Company
Corporate Trust Department
2 Hopkins Plaza, P.O. Box 2258
Baltimore, Maryland 21203
410/237-5211

APPENDIX
Appearing at the top of page 2 of the Third Quarter Report to Shareholders next to the heading "PRINCIPAL AFFILIATES", is the outline of a map of the state of Maryland, the eastern shore of Virginia and southern Delaware. Shown in the approximate geographic location of each bank affiliate's headquarters are the numbers 1 through 19 which correspond to the numerical listing of affiliates contained on the same page.